Exhibit 10.3

PROMISSORY NOTE

(this “Note”)

$15,000,000.00	Houston, Texas	February 13, 2009

FOR VALUE RECEIVED and WITHOUT GRACE (except to the extent, if any, provided in the Amended and Restated Credit Agreement referred to hereinafter), the undersigned (“Maker”) promises to pay to the order of Texas Capital Bank, N.A. (“Payee”), at the Principal Office (as such term is defined in the Credit Agreement referred to hereinafter) of Payee, FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or so much thereof as may be advanced against this Note and remains unpaid pursuant to the Amended and Restated Credit Agreement dated February 13, 2009 by and between Maker and Payee (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

This Note is issued pursuant to, is the “Note” under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement. Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it become due of any payment on this Note provided for in the Credit Agreement.

This Note represents, in part, a renewal, but not a novation or discharge, of all or a portion of the Indebtedness of Maker previously evidenced by the Promissory Note or Promissory Notes issued by Maker pursuant to the Existing Credit Agreement.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

ROYALE ENERGY, INC. By: ____________________________________
Stephen M. Hosmer Chief Financial Officer